UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01              Other Events.

On June 28, 2018, TESARO, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with TerSera Therapeutics LLC (“TerSera”), pursuant to which the Company will sell to TerSera its rights to rolapitant in the United States and Canada (the “Territory”) for an initial purchase price of $40,000,000 in cash, with $35,000,000 to be paid at closing and an additional $5,000,000 to be paid by the 18-month anniversary of closing (the “Sale”).  The Sale will include both the oral formulation of rolapitant distributed and sold under the brand name VARUBI® (the “Oral Product”) and the intravenous formulation of rolapitant sold under the brand name VARUBI® IV (the “IV Product” and, together with the Oral Product, the “Products”).  Closing of the Sale is not subject to any regulatory review and is expected to occur within two weeks of signing, subject to other customary closing conditions.

Pursuant to the APA, the Company will also be eligible to receive certain post-closing royalties and milestone payments.  For a period of twelve years after consummation of the Sale (the “Royalty Term”), TerSera will pay to the Company a percentage of any consideration for (i) the transfer of intellectual property rights relating to future sales of rolapitant and (ii) the license or sublicense of any intellectual property rights related to rolapitant, in each case, to the extent allocable to non-oncology indications.  TerSera will also pay to the Company milestone payments of (a) $10,000,000 each time the marketing approval for a new indication of rolapitant in the United States is first granted and (b) $10,000,000 the first time aggregate net sales of a reformulated version of the IV Product during a calendar year reach or exceed $50,000,000.  In addition, during the Royalty Term, TerSera will pay to the Company a royalty at the rate of 20% of the aggregate net sales of the IV Product in the Territory for any calendar year in which such sales reach or exceed $100,000,000 on the net sales that exceed such threshold.

In connection with the Sale, the Company will assign to TerSera its rights and obligations under a number of commercial contracts, including (i) the Company’s contracts with commercial manufacturing organizations for the global supply of rolapitant, except for certain contracts that are specific to packaging outside of the Territory, and (ii) the Company’s exclusive license agreement with OPKO Health, Inc. dated December 10, 2010, as previously amended, for certain patent rights and know-how related to rolapitant.  Simultaneously with closing of the Sale, the Company and TerSera will enter into a license agreement pursuant to which TerSera will grant the Company an exclusive sublicense under such patent rights and to such know-how for the development and commercialization of the Products outside of the Territory.

The APA provides for certain termination rights of the Company and TerSera, including the right of either party to terminate the APA if the Sale is not consummated by July 19, 2018, unless such party is responsible for the delay.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated:  June 29, 2018

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